Zygo Corporation Laurel Brook Road Middlefield, Connecticut 06455 Voice: 860 347-8506 Fax: 860 346-4188 www.zygo.com

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Chris Kittredge/Meghan Stafford

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212-687-8080

January 19, 2010

ZYGO CORPORATION NAMES CHRIS KOLIOPOULOS

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Industry Veteran with Track Record of Growth and Value Creation to Focus Immediately on Delivering Financial Improvement and

Enhancing Shareholder Value

Company Strengthens Core Product Line with Acquisition

of Optical Metrology Provider

MIDDLEFIELD, CT - Zygo Corporation ("ZYGO") (NASDAQ: ZIGO) today announced that Chris Koliopoulos, former President and CEO of ADE Corporation, has been appointed President and Chief Executive Officer, effective immediately. With the commencement of his employment, Dr. Koliopoulos has also become a member of the Board of Directors of Zygo Corporation. Dr. Koliopoulos succeeds J. Bruce Robinson, who announced in October his planned retirement as Chief Executive Officer, and from the Board.

Dr. Koliopoulos has a strong track record of delivering growth and increasing value at advanced optical instruments companies and a deep understanding of ZYGO’s core markets gained through 20 years of executive leadership experience in the industry. He served as President and CEO of ADE Corporation, a publicly-traded metrology equipment supplier utilizing interferometric and capacitance measurement technology, from 2002 until the company’s acquisition by KLA-Tencor in 2006. During this period, ADE’s revenue grew from $75 million to $160 million, gross margins rose from 39 percent to over 56 percent, cash from operations increased from $14.7 million to over $100 million, and the company’s stock price rose from a low of $2.25 per share to $32.50 per share.

Considered a leading expert in optical interferometry, Dr. Koliopoulos has a keen understanding of all aspects of a technology business, having founded and led two successful optical metrology businesses, WYKO Corporation and Phase Shift Technology, and served as President of ADE Phase Shift after Phase Shift was acquired by ADE in 1998. He has also served on the faculty at the University of Arizona’s Optical Sciences Center and has a B.S. in optics from the Institute of

Optics at the University of Rochester and M.S. and Ph.D. degrees from the University of Arizona.

“Chris Koliopoulos is an ideal CEO for ZYGO,” stated Dr. Bruce W. Worster, Chairman of the Board of ZYGO. “His career reflects strong leadership and success in the corporate world, entrepreneurship and academia. He is widely regarded as an industry luminary, with his extensive experience in optical systems and proven ability to manage businesses in this space and drive shareholder value. We look forward to the many contributions that he can bring to ZYGO. On behalf of the Board, I would like to reiterate our thanks to Bruce Robinson for his leadership of ZYGO over the past ten years.  Bruce Robinson’s drive and dedication to ZYGO have been instrumental in enabling ZYGO to retain its leadership position in optics and optical metrology during a period of rapid change in the industry.  We wish him all the best in the future.”

“I am excited to be joining ZYGO at this time,” said Dr Koliopoulos. “I’ve spent much of my career competing with ZYGO; it feels great to now be working with this optics powerhouse. The Company has a strong market position, backed by its impressive advanced technologies, industry expertise and talented team of employees. With the Company’s recent cost-cutting initiatives and focus on core markets and technologies, a strong foundation has been established going forward, and I plan to move quickly to serve our customers, shareholders and partners, delivering on the great potential of this business.”

Zemetrics Acquisition

In addition, ZYGO has entered into an agreement to acquire Zemetrics, Inc., an Arizona-based manufacturer of optical metrology systems with 14 employees. Dr. Koliopoulos was an early investor in Zemetrics in 2007 and he has served as a director and advisor to the company since then. Zemetrics released its first high-end product, the ZeMapper Optical Surface Profilometer, in early 2009. With this acquisition, ZYGO will further enhance its optical surface measurement product line and technology, offering customers a wider range of capabilities.

Dr. Worster concluded: “Today’s announcement represents the successful completion of a CEO search begun last October. Moreover, the acquisition of Zemetrics, which has recently introduced an advanced product in the optical instrumentation market, further strengthens our offering in our core markets, which is a strategic focus of ZYGO. The Board has also retained Foros Securities LLC as its financial advisor and Fulbright & Jaworski LLP, the Company’s long-standing outside legal advisor, to assist in evaluating the unsolicited proposal from II-VI Incorporated in the context of ZYGO's current strategic plans to increase shareholder value.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets. To learn more about Zygo Corporation, visit the Company’s web site at http://www.zygo.com.

 IMPORTANT INFORMATION

This communication may be deemed to be solicitation material in respect of ZYGO's solicitation of proxies in connection with its Annual Meeting of Stockholders scheduled to be held on February 10, 2010. In connection with the solicitation of proxies, ZYGO filed with the U.S. Securities and Exchange Commission (the "SEC") a definitive proxy statement and other relevant documents concerning the proposals to be presented at the Annual Meeting of Stockholders.

ZYGO also intends to file additional definitive proxy materials with the SEC containing information with respect to the addition of Dr. Chris Koliopoulos to the slate of nominees being proposed for election at the Annual Meeting of Stockholders. Stockholders are advised to read the additional definitive proxy materials as well as the definitive proxy statement, previously mailed or delivered by internet delivery to stockholders, and other documents related to the solicitation of proxies from stockholders of ZYGO for use at the Annual Meeting of Stockholders, because they will contain important information. Additional definitive proxy materials and a form of proxy will be mailed or delivered by internet delivery to ZYGO's stockholders and will be available, along with other relevant documents, at no charge, at the SEC's website at http://www.sec.gov and at http://www.proxyvote.com.

ZYGO and its directors and executive officers may be deemed to be participants in the solicitation of proxies from ZYGO stockholders. Certain information regarding the participants and their interests in the solicitation will be set forth in the additional definitive proxy materials and the definitive proxy materials for ZYGO's Annual Meeting of Stockholders, which will be available free of charge from the SEC at its website as indicated above.

Forward-Looking Statements

All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations, and the business strategy, plans, anticipated sales, orders, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plans," "strategy," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in net sales to our major customer; manufacturing and supplier risks; risks of order cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the reorganization of our business; dependence on proprietary technology and key personnel; length of the sales cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the acquisition of Zemetrics and integration of the business and employees; and the risk related to the Company's transition to new senior management. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation's business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K, as amended by two Form 10-K/A filings, for the fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission on September 14, 2009, October 26, 2009 and December 23, 2009, respectively.

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